FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2021

Second Quarter Highlights

▪Net sales of $222.1 million
•$101.6 million increase compared to second quarter of 2020
•$29.4 million increase compared to second quarter of 2019
▪Gross profit of $47.3 million
•$29.2 million improvement over second quarter of 2020
•$11.0 million improvement over second quarter of 2019
▪Gross profit margin(4) increased to 21.3% from 15.0% and 18.8% in second quarter of 2020 and second quarter of 2019, respectively
▪Operating profit of $11.3 million
•$19.3 million improvement over second quarter of 2020
•$8.7 million improvement over second quarter of 2019
▪Net income from continuing operations of $1.0 million
•$17.7 million improvement over second quarter of 2020
•$12.1 million improvement over second quarter of 2019
▪Adjusted EBITDA(1) of $18.0 million
•$18.0 million improvement over second quarter of 2020
•$5.7 million improvement over second quarter of 2019

Plymouth, Michigan, August 3, 2021 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported financial results for the second quarter of 2021.

“The positive momentum from the back half of 2020 and Q1 2021 continued into Q2 2021 as we once again realized significant profitability improvement across the business,” stated Terry Gohl, Horizon Global’s President and Chief Executive Officer. “Given the impact of the global pandemic in 2020, we are comparing our Q2 2021 results against both Q2 2020 and Q2 2019. The Company has come a long way in two years, and we expect this positive momentum to continue into future periods.

Gohl continued “Our strong financial results for Q2 2021 reflect the solid foundation we have built since we launched our turnaround plan in late 2019. We now have the talent, business processes and manufacturing and distribution capabilities to support profitable growth on an accelerated timetable. During the quarter, the team demonstrated extraordinary resilience as we encountered major macroeconomic headwinds relating to material costs, supply chain and logistics. While we dealt with these headwinds on a daily or even hourly basis, we did not lose focus of our strategic plan as we continued to identify and execute business improvement initiatives to improve our operational and financial performance.”

2021 Second Quarter Segment Results
Horizon Americas. Net sales increased $19.4 million, or 17.8%, to $128.4 million when compared to the second quarter of 2019. The net sales increase was primarily driven by an $11.7 million increase in the aftermarket sales channel and a $5.3 million increase in the e-commerce sales channel. Horizon Americas generated an operating profit of $16.8 million, an improvement of $7.3 million compared to the second quarter of 2019, primarily driven by higher sales volumes, favorable sales mix, product price increases and operating efficiencies from the implementation of operational improvement initiatives. Adjusted EBITDA(1) increased to $18.5 million for the quarter, as compared to $12.1 million for the second quarter of 2019.

Horizon Europe-Africa. Net sales increased $10.0 million, or 12.0%, to $93.7 million when compared to the second quarter of 2019. The net sales increase was primarily driven by a $6.1 million increase in the aftermarket sales channel and a $2.3 million combined increase in the automotive OEM and automotive OES sales channels. Horizon Europe-Africa generated an operating profit of $1.2 million, a reduction of $(0.3) million compared to the second quarter of 2019. Adjusted EBITDA(1) increased to $5.1 million for the quarter, as compared to $4.4 million for the second quarter of 2019, primarily driven by higher sales volumes and favorable sales mix, partially offset by higher selling, general and administrative (SG&A) expenses and other support costs.

Balance Sheet and Liquidity. Cash and Availability(2) was $62.0 million, a reduction of $21.4 million compared to December 31, 2020, and an increase of $26.3 million compared to June 30, 2019. Working Capital(3) was $101.0 million, an increase of $45.4 million compared to December 31, 2020, primarily reflecting higher net sales during the quarter as well as an increase in inventory levels reflecting seasonal build in order to meet the demand of the Company’s traditional peak selling season and recent macroeconomic factors driving rising costs of raw materials, constraints on shipping container availability and port congestion. Working Capital(3) improved by $13.7 million compared to June 30, 2019. Gross debt increased $30.0 million to $296.0 million compared to December 31, 2020, primarily reflecting additional borrowings on the Company’s ABL as well as proceeds from the term loan refinancing completed during the first quarter of 2021.

Summary
Gohl commented, “I want to thank the team for its resiliency and support as the business has transformed since late 2019. Of course, the job is not done. We have the foundation in place to accelerate our strategic plan and set our targets on double-digit margins. We believe this is possible through continuous operational improvement initiatives in the Americas, the realization of significant improvement opportunities in Europe-Africa and continuing to serve as the supplier of choice to our customers in our core geographies. We believe our roadmap to double-digit margins is achievable and will generate both near- and long-term value for our employees, customers and shareholders.”

Conference Call Details
Horizon Global will host a conference call regarding second quarter 2021 earnings on Tuesday, August 3, 2021 at 8:30 a.m. Eastern Time. The conference call will be hosted by Horizon Global's President and Chief Executive Officer, Terry Gohl, and Dennis Richardville, Horizon Global’s Chief Financial Officer. Participants on the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 825-9786 and from outside the U.S. at (412) 902-4185. Please ask to join the Horizon Global call.

The second quarter 2021 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on August 3, 2021 and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call. The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.

A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10155616. The telephone replay will be available approximately two hours after the end of the call and continue through August 17, 2021.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best in-class products for our customers, engage with our employees and realize value creation for our shareholders.

Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 4,350 employees.

For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition and liquidity, including, without limitation, supply chain and logistics issues; liabilities and restrictions imposed by the Company’s debt instruments, including the Company’s ability to comply with the applicable financial covenants related thereto; market demand; competitive factors; supply constraints and shipping disruptions; material, logistics and energy costs, including the increased material costs resulting from the COVID-19 pandemic; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; factors affecting the Company’s business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in Part I, Item 1A, “Risk Factors.” in the Company’s Annual Report on Form 10-K for the twelve months ended December 31, 2020. The risks described in the Company’s Annual Report on Form 10-K are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)
Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

(2)	"Cash and Availability" refers to “cash and cash equivalents” and amounts of cash accessible but undrawn from credit facilities.
(3)
“Working Capital” defined as "total current assets" excluding "cash, cash equivalents and restricted cash", less "total current liabilities" excluding "current maturities, long-term debt" and "short-term operating lease liabilities".

(4)	“Gross Profit Margin” refers to “gross profit” as a percentage of “net sales”.

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,680	$44,970
Restricted cash	5,510	5,720
Receivables, net	116,240	87,420
Inventories	144,360	115,320
Prepaid expenses and other current assets	12,100	11,510
Total current assets	302,890	264,940
Property and equipment, net	73,520	74,090
Operating lease right-of-use assets	40,400	47,310
Goodwill	—	3,360
Other intangibles, net	54,890	58,230
Deferred income taxes	1,280	1,280
Other assets	6,410	7,280
Total assets	$479,390	$456,490
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$11,990	$14,120
Accounts payable	111,940	99,520
Short-term operating lease liabilities	11,130	12,180
Accrued liabilities	59,750	59,100
Total current liabilities	194,810	184,920
Gross long-term debt	284,040	251,960
Unamortized debt issuance costs and discount	(31,460)	(20,570)
Long-term debt	252,580	231,390
Deferred income taxes	4,080	3,130
Long-term operating lease liabilities	39,410	46,340
Other long-term liabilities	11,000	14,560
Total liabilities	501,880	480,340
Total Horizon Global shareholders' deficit	(16,660)	(18,690)
Noncontrolling interest	(5,830)	(5,160)
Total shareholders' deficit	(22,490)	(23,850)
Total liabilities and shareholders' equity	$479,390	$456,490

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(unaudited - dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$222,120	$120,490	$421,310	$283,740
Cost of sales	(174,830)	(102,440)	(333,460)	(239,440)
Gross profit	47,290	18,050	87,850	44,300
Selling, general and administrative expenses	(35,960)	(26,020)	(69,740)	(58,950)
Operating profit (loss)	11,330	(7,970)	18,110	(14,650)
Other expense, net	(1,990)	(450)	(4,220)	(2,120)
Loss on debt extinguishment	—	—	(11,650)	—
Interest expense	(6,980)	(8,220)	(14,030)	(16,410)
Income (loss) from continuing operations before income tax	2,360	(16,640)	(11,790)	(33,180)
Income tax expense	(1,400)	(80)	(2,400)	(70)
Net income (loss) from continuing operations	960	(16,720)	(14,190)	(33,250)
Loss from discontinued operations, net of income tax	—	—	—	(500)
Net income (loss)	960	(16,720)	(14,190)	(33,750)
Less: Net loss attributable to noncontrolling interest	(330)	(380)	(670)	(670)
Net income (loss) attributable to Horizon Global	$1,290	$(16,340)	$(13,520)	$(33,080)
Net income (loss) per share attributable to Horizon Global:
Basic:
Continuing operations	$0.05	$(0.64)	$(0.50)	$(1.28)
Discontinued operations	—	—	—	(0.02)
Total	$0.05	$(0.64)	$(0.50)	$(1.30)
Diluted:
Continuing operations	$0.04	$(0.64)	$(0.50)	$(1.28)
Discontinued operations	—	—	—	(0.02)
Total	$0.04	$(0.64)	$(0.50)	$(1.30)
Weighted average common shares outstanding:
Basic	27,022,652	25,618,793	26,883,818	25,509,794
Diluted	32,747,203	25,618,793	26,883,818	25,509,794

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(14,190)	$(33,750)
Less: Net loss from discontinued operations	—	(500)
Net loss from continuing operations	(14,190)	(33,250)

Adjustments to reconcile net loss from continuing operations to net cash (used for) provided by operating activities:
Depreciation	7,750	7,100
Amortization of intangible assets	2,970	3,430
Loss on debt extinguishment	11,650	—
Amortization of original issuance discount and debt issuance costs	5,400	8,100
Deferred income taxes	1,120	10
Non-cash compensation expense	1,710	1,320
Paid-in-kind interest	650	3,660
Increase in receivables	(30,630)	(16,780)
(Increase) decrease in inventories	(31,350)	19,270
Increase in prepaid expenses and other assets	(440)	(2,890)
Increase in accounts payable and accrued liabilities	15,960	13,460
Other, net	1,780	1,470
Net cash (used for) provided by operating activities for continuing operations	(27,620)	4,900
Cash Flows from Investing Activities:
Capital expenditures	(9,940)	(5,450)
Other, net	10	70
Net cash used for investing activities for continuing operations	(9,930)	(5,380)
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	2,190	6,290
Repayments of borrowings on credit facilities	(1,300)	(1,210)
Proceeds from Senior Term Loan, net of issuance costs	75,300	—
Repayments of borrowings on Replacement Term Loan, including transaction fees	(94,940)	—
Proceeds from Revolving Credit Facility, net of issuance costs	20,000	54,680
Repayments of borrowings on Revolving Credit Facility	—	(19,180)
Proceeds from ABL revolving debt, net of issuance costs	—	8,000
Repayments of borrowings on ABL revolving debt	—	(27,920)
Proceeds from Paycheck Protection Program Loan	—	8,670
Proceeds from issuance of common stock warrants	16,300	—
Proceeds from exercise of common stock warrants	420	—
Other, net	(640)	(10)
Net cash provided by financing activities for continuing operations	17,330	29,320
Discontinued Operations:
Net cash used for discontinued operations	—	(500)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(280)	(110)
Cash, Cash Equivalents and Restricted Cash:
(Decrease) increase for the period	(20,500)	28,230
At beginning of period	50,690	11,770
At end of period	$30,190	$40,000
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,860	$4,370
Cash paid for taxes, net of refunds	$1,430	$440

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP. Adjusted EBITDA, as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA is defined as net income (loss) attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable, such as severance, restructuring, relocation and related business disruption costs, gains (losses) on debt extinguishment, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, debt issuance costs, board transition support and non-cash unrealized foreign currency remeasurement costs.

The following table summarizes Adjusted EBITDA for our operating segments for the three months ended June 30, 2021 and 2020:

	Three Months Ended June 30, 2021				Three Months Ended June 30, 2020				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net income (loss) attributable to Horizon Global				$1,290				$(16,340)	$17,630
Net loss attributable to noncontrolling interest				(330)				(380)	50
Net income (loss)				$960				$(16,720)	$17,680
Interest expense				6,980				8,220	(1,240)
Income tax expense				1,400				80	1,320
Depreciation and amortization				5,220				5,470	(250)
EBITDA	$15,980	$5,040	$(6,460)	$14,560	$5,350	$(3,250)	$(5,050)	$(2,950)	$17,510
Net loss attributable to noncontrolling interest	—	330	—	330	—	380	—	380	(50)
Restructuring, relocation and related business disruption costs	20	90	(40)	70	410	30	210	650	(580)
Non-cash stock compensation	—	—	850	850	—	—	900	900	(50)
Loss (gain) on business divestitures and other assets	2,480	(10)	—	2,470	240	—	40	280	2,190
Debt issuance costs	—	—	190	190	—	—	560	560	(370)
Unrealized foreign currency remeasurement costs	—	(340)	(110)	(450)	(100)	690	(370)	220	(670)
Adjusted EBITDA	$18,480	$5,110	$(5,570)	$18,020	$5,900	$(2,150)	$(3,710)	$40	$17,980

The following table summarizes Adjusted EBITDA for our operating segments for the three months ended June 30, 2021 and 2019:

	Three Months Ended June 30, 2021				Three Months Ended June 30, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net income (loss) attributable to Horizon Global				$1,290				$(8,080)	$9,370
Net loss attributable to noncontrolling interest				(330)				(60)	(270)
Net income (loss)				$960				$(8,140)	$9,100
Interest expense				6,980				15,320	(8,340)
Income tax expense (benefit)				1,400				(1,040)	2,440
Depreciation and amortization				5,220				5,310	(90)
EBITDA	$15,980	$5,040	$(6,460)	$14,560	$11,220	$5,220	$(4,990)	$11,450	$3,110
Net loss attributable to noncontrolling interest	—	330	—	330	—	60	—	60	270
Income from discontinued operations, net of tax	—	—	—	—	—	—	(2,990)	(2,990)	2,990
Severance	—	—	—	—	(270)	20	—	(250)	250
Restructuring, relocation and related business disruption costs	20	90	(40)	70	540	(10)	—	530	(460)
Non-cash stock compensation	—	—	850	850	—	—	600	600	250
Loss (gain) on business divestitures and other assets	2,480	(10)	—	2,470	430	—	1,320	1,750	720
Board transition support	—	—	—	—	—	—	760	760	(760)
Debt issuance costs	—	—	190	190	—	—	1,300	1,300	(1,110)
Unrealized foreign currency remeasurement costs	—	(340)	(110)	(450)	150	(680)	(190)	(720)	270
Other	—	—	—	—	(10)	(200)	—	(210)	210
Adjusted EBITDA	$18,480	$5,110	$(5,570)	$18,020	$12,060	$4,410	$(4,190)	$12,280	$5,740

Segment Information

The following table summarizes financial information for our operating segments for the three months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Change
	2021	2020	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$128,380	$74,120	$54,260	73.2%
Horizon Europe-Africa	93,740	46,370	47,370	102.2%
Total	$222,120	$120,490	$101,630	84.3%
Gross Profit
Horizon Americas	$35,080	$18,140	$16,940	93.4%
Horizon Europe-Africa	12,210	(90)	12,300	13,666.7%
Total	$47,290	$18,050	$29,240	162.0%
Operating Profit (Loss)
Horizon Americas	$16,760	$3,430	$13,330	388.6%
Horizon Europe-Africa	1,240	(5,970)	7,210	120.8%
Corporate	(6,670)	(5,430)	(1,240)	(22.8%)
Total	$11,330	$(7,970)	$19,300	242.2%
Adjusted EBITDA
Horizon Americas	$18,480	$5,900	$12,580	213.2%
Horizon Europe-Africa	5,110	(2,150)	7,260	337.7%
Corporate	(5,570)	(3,710)	(1,860)	(50.1%)
Total	$18,020	$40	$17,980	44,950.0%

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended June 30, 2021
	Horizon Americas	Horizon Europe-Africa	Consolidated
Revenue growth as reported	73.2%	102.2%	84.3%
Less: currency impact	—%	17.0%	6.5%
Revenue growth at constant currency	73.2%	85.1%	77.8%